Distribution Solutions Group Announces Third Quarter 2022 Results
Strong Operating Results: Sales of $347 Million; Organic Sales Growth of 15%
Board Increases Share Repurchase Plan to $12.5 Million

CHICAGO, November 3, 2022 - Distribution Solutions Group, Inc. (NASDAQ:DSGR) ("DSG" or the "Company"), a leading specialty distributor providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), original equipment manufacturer (OEM) and industrial technologies markets today announced consolidated results for the third quarter ended September 30, 2022. Presentations are supplemented by a series of slides appearing on the Company’s investor relations home page at www.distributionsolutionsgroup.com.

Note Regarding Reverse Merger Accounting

As a result of the April 1, 2022 merger of Lawson Products, Gexpro Services and TestEquity, our financial results are reported under reverse merger accounting treatment as required by generally accepted accounting principles ("GAAP"). Accordingly, Lawson Products results are included only for the period following the April 1, 2022 merger closing date. GAAP results for the three and nine months ended September 30, 2021 include the combined results of Gexpro Services and TestEquity. GAAP results for the three months ended September 30, 2022 include the results of Lawson Products, Gexpro Services and TestEquity and GAAP results for the nine months ended September 30, 2022 include the results of Lawson Products for the six months after the April 1, 2022 merger closing date as well as the results of Gexpro Services and TestEquity for the full nine months.

The following represents a summary of certain operating results (unaudited). See reconciliation of GAAP to non-GAAP measures in table 2.

	Three Months Ended
	September 30,
(Dollars in thousands)	2022	2021	% Change
GAAP Net Sales	$347,151	$132,090	162.8%
Pre-Merger Sales(1)	—	105,570	N/M
Adjusted Net Sales	347,151	237,660	46.1%

GAAP Operating Income	22,027	5,491	301.1%
Pre-Merger Operating Income(1)	—	4,620	N/M
Adjusted Operating Income	22,027	10,111	117.9%

Adjusted EBITDA	$34,700	$21,221	63.5%

Operating income as a percent of GAAP Net Sales	6.3%	4.2%
Adjusted EBITDA as a percent of Adjusted Net Sales	10.0%	8.9%
(1)Represents Lawson Products pre-merger sales and operating income

Bryan King, CEO and Chairman of the Board, said, “We are excited to report strong third quarter results for DSG. These results support our confidence in the strategic combination of Lawson Products, Gexpro Services and TestEquity earlier this year. Each of the operating companies had strong performance during the quarter on significant sales growth over the year ago quarter with solid sequential sales increases over the second quarter of 2022. The leadership teams of all three companies are demonstrating outstanding focus on sales growth, leveraging best practices and driving incremental cost synergies. We are excited about the future of these best-in-class specialty distributors and believe we can drive significant value creation for all shareholders.

“Third quarter net sales grew to $347.2 million including sales from acquisitions and organic growth of 15.4% through price and volume increases. This, in turn, grew our adjusted EBITDA by $13.5 million from a year ago, to $34.7 million or 10.0% of adjusted net sales. While Q3 is our seasonally strongest quarter, it was negatively impacted by higher compensation and healthcare costs. We continue to focus on improving operating margins across the three operating companies.

"While the global market outlook remains cautious, we are investing in growth and in high ROIC projects to improve our return profile and strengthen our competitive positioning. Although demand is strong today, we are managing our business to rapidly adapt to changing market conditions. We continue to build our leadership positions in the specialty distribution industry, and believe that our disciplined execution of planned strategies will position us well to capture market share in this environment. We plan to prudently manage the business for growth, returns and cash flow as we maximize long-term value for shareholders,” concluded Mr. King.

Third Quarter Highlights (1)

•GAAP net sales were $347.2 million, an increase of $215.1 million or 162.8%. Non-GAAP adjusted net sales increased approximately $109.5 million or 46.1% driven by organic growth of 15.4% and $68.4 million of additional sales from companies acquired in 2021 and 2022 other than Lawson Products.
•Reported operating income was $22.0 million or 6.3% of net sales including merger related costs, an inventory net realizable value adjustment and amortization expense as a result of the reverse merger acquisition accounting. This represents an improvement of $16.5 million over the prior year. Non-GAAP adjusted EBITDA increased by $13.5 million from the prior year period to $34.7 million or 10.0% of adjusted net sales.
•Earnings per diluted share was $0.84 for the quarter compared to $0.12 in the year ago quarter. Non-GAAP diluted earnings per share was $0.64 in the third quarter 2022 compared to $0.25 for the same period a year ago 2021.
•The Company ended the quarter with $25.2 million of cash on hand and $75.1 million of availability under its credit facility.
•In November, the Board authorized an increase of the existing share buy-back program from $7.5 million to $12.5 million. During the quarter, the Company repurchased approximately 54,000 shares of its common stock for an aggregate price of $1.9 million which leaves $7.6 million available under its expanded authorized share repurchase plan.

(1) See reconciliation of GAAP to non-GAAP measures in tables 2 and 3.

The following represents a summary of certain operating results for each reportable segment (unaudited). See reconciliation of GAAP to non-GAAP measures in table 2.

	Lawson Products		Gexpro Services		TestEquity		Other		Consolidated DSG
(Dollars in thousands)	Q3 2022	Q3 2021	Q3 2022	Q3 2021	Q3 2022	Q3 2021	Q3 2022	Q3 2021	Q3 2022	Q3 2021
GAAP Net Sales	$109,418	$—	$103,749	$64,264	$116,709	$67,826	$17,275	$—	$347,151	$132,090
Pre-Merger Sales(1)	—	93,686	—	—	—	—	—	11,884	—	105,570
Adjusted Net Sales	$109,418	$93,686	$103,749	$64,264	$116,709	$67,826	$17,275	$11,884	$347,151	$237,660

GAAP Operating Income	$5,352	$—	$7,992	$4,437	$7,576	$1,054	$1,107	$—	$22,027	$5,491
Pre-Merger Operating Income(1)	—	3,488	—	—	—	—	—	1,132	—	4,620
Adjusted Operating Income	5,352	3,488	7,992	4,437	7,576	1,054	1,107	1,132	22,027	10,111

Adjusted EBITDA	$9,670	$7,560	$12,485	$6,308	$10,122	$5,524	$2,423	$1,829	$34,700	$21,221

Operating income as a percent of GAAP Net Sales	4.9%	—%	7.7%	6.9%	6.5%	1.6%	6.4%	—%	6.3%	4.2%
Adjusted EBITDA as a percent of Adjusted Net Sales	8.8%	8.1%	12.0%	9.8%	8.7%	8.1%	14.0%	15.4%	10.0%	8.9%
(1)Represents Lawson Products and The Bolt Supply House pre-merger sales and operating income

Conference Call

Distribution Solutions Group, Inc. will conduct a conference call with investors to discuss third quarter 2022 results at 9:00 a.m. Eastern Time on November 3, 2022. The conference call is available by direct dial at 1-888-506-0062 in the U.S. or 1-973-528-0011 from outside of the U.S. The participant access code is 648011. A replay of the conference call will be available by telephone approximately two hours after completion of the call through November 17, 2022. Callers can access the replay by dialing 1-877-481-4010 in the U.S. or 1-919-882-2331 outside the U.S. The PIN access number for the replay is 46486#. A streaming audio of the call and an archived replay will also be available on the investor relations page of Distribution Solutions Group’s website. Presentations may be supplemented by a series of slides appearing on the company’s investor relations home page at www.distributionsolutionsgroup.com.

About Distribution Solutions Group, Inc.

Distribution Solutions Group (“DSG”) is a best-in-class specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves 120,000+ long-standing customers in several diverse end markets supported by more than 3,000 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group please visit www.distributionsolutionsgroup.com.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. The terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements, which speak only as of the date made. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Certain risks associated with DSG’s business are also discussed from time to time in the reports DSG files with the SEC, including DSG’s (formerly Lawson Products, Inc.) Annual Report on Form 10-K for the fiscal year ended December 31, 2021, DSG’s Quarterly Reports on Form 10-Q and DSG’s Current Reports on Form 8-K. In addition, the following factors, among others, could cause actual outcomes and results to differ materially from those discussed in the forward-looking statements: (i) whether or not the terms of the earnout provisions in either of the merger agreements will be satisfied such that DSG would be required to issue additional shares of common stock in connection with the mergers; (ii) unanticipated difficulties or expenditures relating to the mergers; (iii) the risk that stockholder litigation in connection with the mergers results in significant costs of defense, indemnification and liability; and (iv) any problems arising in combining the businesses of Lawson Products, TestEquity and Gexpro Services, which may result in the combined company not operating as effectively and efficiently as expected to any forward-looking statements whether as a result of new information, future events or otherwise.

-TABLES FOLLOW-

Distribution Solutions Group, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$25,171	$14,671
Restricted cash	181	—
Accounts receivable, less allowance for doubtful accounts	173,083	80,574
Inventories, net	260,840	132,717
Prepaid expenses and other current assets	26,769	8,098
Total current assets	486,044	236,060
Property, plant and equipment, net	64,765	9,079
Rental equipment, net	25,489	24,727
Goodwill	351,147	106,145
Deferred tax asset	201	266
Intangible assets, net	236,869	96,608
Cash value of life insurance	17,198	—
Right of use assets	44,682	19,662
Other assets	6,320	747
Total assets	$1,232,715	$493,294
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$96,886	$47,958
Current portion of long-term debt	16,121	134,405
Current portion of lease obligation	9,994	4,641
Earnout derivative liability	12,700	—
Related party payables	—	4,813
Accrued expenses and other current liabilities	58,663	23,126
Total current liabilities	194,364	214,943
Long-term debt, less current portion, net	397,461	93,134
Security bonus plan	9,958	—
Deferred compensation	10,248	—
Lease obligation	38,169	16,132
Deferred tax liability	32,258	2,742
Other liabilities	3,510	574
Total liabilities	685,968	327,525
Stockholders’ equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 35,000,000 shares Issued - 19,712,137 and 10,542,333 shares, respectively Outstanding - 19,400,005 and 10,294,824 shares, respectively	19,424	10,318
Capital in excess of par value	574,176	197,057
Retained deficit	(23,853)	(33,142)
Treasury stock – 312,132 and 247,509 shares, respectively	(12,475)	(10,033)
Accumulated other comprehensive (loss) income	(10,525)	1,569
Total stockholders’ equity	546,747	165,769
Total liabilities and stockholders’ equity	$1,232,715	$493,294

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Revenue	$347,151	$132,090	$822,572	$391,069
Cost of goods sold	227,984	97,252	547,966	292,243
Gross profit	119,167	34,838	274,606	98,826

Selling, general and administrative expenses	97,140	29,347	245,478	85,614

Operating income (loss)	22,027	5,491	29,128	13,212

Interest expense	(6,097)	(3,976)	(16,704)	(12,482)
Loss on extinguishment of debt	—	—	(3,395)	—
Change in fair value of earnout liabilities	9,641	—	3,948	—
Other income (expense), net	(550)	(74)	224	(328)

Income (loss) before income taxes	25,021	1,441	13,201	402
Income tax expense (benefit)	8,480	216	3,912	606

Net income (loss)	$16,541	$1,225	$9,289	$(204)

Basic income (loss) per share of common stock	$0.85	$0.12	$0.54	$(0.02)

Diluted income (loss) per share of common stock	$0.84	$0.12	$0.53	$(0.02)

Comprehensive income (loss)
Net income (loss)	$16,541	$1,225	$9,289	$(204)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	(9,774)	175	(12,094)	172
Comprehensive income (loss)	$6,767	$1,400	$(2,805)	$(32)

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021

Operating activities
Net income (loss)	$9,289	$(204)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	31,314	13,649
Amortization of debt issue costs	1,419	899
Extinguishment of debt	3,395	—
Stock-based compensation	445	—
Change in fair value of earnout liability	(3,948)	—
Gain on sale of rental equipment	(2,463)	(1,918)
Charge for step-up of acquired inventory	2,703	—
Net realizable value and reserve adjustment for obsolete and excess inventory	5,551	(585)
Bad debt expense	564	1,136
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(30,795)	5,740
Inventories, net	(43,857)	2,770
Prepaid expenses and other current assets	(2,224)	(953)
Accounts payable	1,687	(6,857)
Accrued expenses and other current liabilities	1,316	982
Other changes in operating assets and liabilities	6,324	2,478
Net cash provided by (used in) operating activities	(19,280)	17,137
Investing activities
Purchases of property, plant and equipment	(4,954)	(2,907)
Business acquisitions, net of cash acquired	(113,681)	(19,721)
Purchases of rental equipment	(7,913)	(8,246)
Proceeds from sale of rental equipment	5,998	3,899
Net cash provided by (used in) investing activities	(120,550)	(26,975)
Financing activities
Proceeds from revolving lines of credit	302,044	20,500
Payments on revolving lines of credit	(237,370)	(11,200)
Proceeds from term loans	445,630	—
Payments on term loans	(343,662)	(7,321)
Deferred financing costs	(11,956)	—
Capital contribution	—	9,233
Repurchase of common stock	(1,940)	—
Shares repurchased held in treasury	(469)	—
Payment of financing lease principal	(457)	—
Net cash provided by (used in) financing activities	151,820	11,212
Effect of exchange rate changes on cash and cash equivalents	(1,309)	188
Increase (decrease) in cash, cash equivalents and restricted cash	10,681	1,562
Cash, cash equivalents and restricted cash at beginning of period	14,671	10,399
Cash, cash equivalents and restricted cash at end of period	$25,352	$11,961
Cash and cash equivalents	$25,171	$11,961
Restricted cash	181	—
Total cash, cash equivalents and restricted cash	$25,352	$11,961

Distribution Solutions Group, Inc.
Table 1 - Selected Segment Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2022	2021
Net Sales:
Lawson	$109,418	$—
Gexpro Services	103,749	64,264
TestEquity	116,709	67,826
Other	17,275	—
Total	$347,151	$132,090

Operating Income:
Lawson	$5,352	$—
Gexpro Services	7,992	4,437
TestEquity	7,576	1,054
Other	1,107	—
Total	$22,027	$5,491

DISTRIBUTION SOLUTIONS GROUP, INC.
SEC REGULATION G GAAP RECONCILIATIONS
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that includes for the three months ended September 30, 2021 certain results of pre-merger Lawson Products and excludes certain non-operational items that impact the overall comparability. See Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended September 30, 2022 and 2021. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Distribution Solutions Group, Inc.
Table 2 - Reconciliation of GAAP Net Sales to Non-GAAP Adjusted Net Sales and GAAP Operating Income to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Lawson Products		Gexpro Services		TestEquity		Other		Consolidated DSG
	Q3 2022	Q3 2021	Q3 2022	Q3 2021	Q3 2022	Q3 2021	Q3 2022	Q3 2021	Q3 2022	Q3 2021
GAAP Net Sales	$109,418	$—	$103,749	$64,264	$116,709	$67,826	$17,275	$—	$347,151	$132,090
Pre-Merger Sales(1)	—	93,686	—	—	—	—	—	11,884	—	105,570
Adjusted Net Sales	$109,418	$93,686	$103,749	$64,264	$116,709	$67,826	$17,275	$11,884	$347,151	$237,660

GAAP Operating Income	$5,352	$—	$7,992	$4,437	$7,576	$1,054	$1,107	$—	$22,027	$5,491
Pre-Merger Operating Income(1)	—	3,488	—	—	—	—	—	1,132	—	4,620
Adjusted Operating Income	5,352	3,488	7,992	4,437	7,576	1,054	1,107	1,132	22,027	10,111

Depreciation and amortization	2,009	1,354	4,065	1,271	1,896	3,458	1,009	697	8,979	6,780
Adjustments:
Merger/integration costs(2)	1,556	3,223	664	385	144	245	—	—	2,364	3,853
Stock-based compensation(3)	(3,568)	(1,171)	—	—	—	—	—	—	(3,568)	(1,171)
Severance costs(4)	763	241	—	7	178	8	3	—	944	256
Acquisition related costs(5)	—	425	(290)	3	328	759	—	—	38	1,187
Inventory net realizable value adjustment(6)	1,737	—	—	—	—	—	—	—	1,737	—
Inventory step-up(7)	778	—	—	118	—	—	304	—	1,082	118
Other non-recurring(8)	1,043	—	54	87	—	—	—	—	1,097	87

Adjusted EBITDA	$9,670	$7,560	$12,485	$6,308	$10,122	$5,524	$2,423	$1,829	$34,700	$21,221

Operating income as a percent of GAAP Net Sales	4.9%	—%	7.7%	6.9%	6.5%	1.6%	6.4%	—%	6.3%	4.2%

Adjusted EBITDA as a percent of GAAP Net Sales	8.8%	—%	12.0%	9.8%	8.7%	8.1%	14.0%	—%	10.0%	16.1%
Adjusted EBITDA as a percent of Adjusted Net Sales	8.8%	8.1%	12.0%	9.8%	8.7%	8.1%	14.0%	15.4%	10.0%	8.9%
(1)Represents Lawson Products pre-merger sales and operating income
(2)Merger transaction costs related to the negotiation, review and execution of the merger agreements relating to the business combination of Lawson Products, TestEquity and Gexpro Services and subsequent integration costs
(3)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company’s stock price
(4)Includes severance expense for actions taken in 2022 and 2021
(5)Expense for acquisition related costs, unrelated to the business combination of Lawson Products, TestEquity and Gexpro Services
(6)Inventory net realizable value adjustment recorded to reduce inventory related to discontinued products where the anticipated net realizable value was lower than the cost reflected in the Company's records
(7)Inventory fair value step-up adjustments resulting from the reverse merger acquisition accounting for Lawson Products and acquisition accounting for additional acquisitions completed by Gexpro Services
(8)Other non-recurring costs consists of sales force optimization and other non-recurring items

Distribution Solutions Group, Inc.
Table 3 - Reconciliation of GAAP Net Income (Loss) and Diluted EPS to Non-GAAP Net Income and Adjusted Diluted EPS
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30, 2022		September 30, 2021
	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)
Net income as reported per GAAP	$16,541	$0.84	$1,225	$0.12

Pretax adjustments:
Change in fair value of earnout liability	(9,641)	(0.49)	—	—
Loss on extinguishment of debt	—	—	—	—
Merger/integration costs	2,364	0.12	630	0.06
Stock-based compensation	(3,568)	(0.18)	—	—
Severance costs	944	0.05	15	—
Acquisition related costs	38	—	762	0.07
Inventory net realizable value adjustment	1,737	0.09	—	—
Inventory step-up	1,082	0.06	118	0.01
Other non-recurring	1,097	0.06	87	0.01
Total pretax adjustments	(5,947)	(0.30)	1,612	0.15
Tax effect on adjustments(1)	2,016	0.10	(242)	(0.02)
Total adjustments, net of tax	(3,931)	(0.20)	1,370	0.13
Non-GAAP adjusted net income	$12,610	$0.64	$2,595	$0.25
(1)Tax effected at quarterly tax rate of 33.9% and 15.0% for the three months ended September 30, 2022 and 2021, respectively.
(2)Pretax adjustments to diluted EPS calculated on 19.653 million and 10.568 million diluted shares for the third quarter of 2022 and 2021, respectively.

Contact

Investor Relations:
Distribution Solutions Group, Inc.
Ronald J. Knutson
Executive Vice President and Chief Financial Officer
773-304-5665

Investor Relations Contacts:
Three Part Advisors, LLC
Steven Hooser or Sandy Martin
214-872-2710